Sub-Item 77K

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

           AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

                   INVESCO VAN KAMPEN AMERICAN FRANCHISE FUND
                       INVESCO VAN KAMPEN CORE EQUITY FUND
                  INVESCO VAN KAMPEN EQUITY PREMIUM INCOME FUND
                    INVESCO VAN KAMPEN GROWTH AND INCOME FUND
         INVESCO VAN KAMPEN PLACESTATEPENNSYLVANIA TAX FREE INCOME FUND
                    INVESCO VAN KAMPEN SMALL CAP GROWTH FUND


The Funds are new funds that were formed to acquire the assets and liabilities of predecessor funds in a shell fund reorganization (the "Reorganization"). PricewaterhouseCoopers LLP ("PWC") was appointed as the independent registered public accounting firm of the Funds for the fiscal year ending August 31, 2010.

The predecessor funds' financial statements were audited by a different independent registered public accounting firm (the "Prior Auditor").

Effective June 1, 2010, the Prior Auditor resigned as the independent registered public accounting firm of the predecessor funds. The Prior Auditor's report on the financial statements of the funds for the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period the Prior Auditor was engaged, there were no disagreements with the Prior Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Prior Auditor's satisfaction, would have caused it to make reference to that matter in connection with their reports.

(Letter dated October 28, 2010 from Ernst & Young LLP is attached as Attachment A to this exhibit.)

ATTACHMENT A

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read Sub-item 77K of Form N-SAR dated October 29, 2010, of Invesco Van Kampen American Franchise Fund, Invesco Van Kampen Core Equity Fund, Invesco Van Kampen Equity Premium Income Fund, Invesco Van Kampen Growth and Income Fund, Invesco Van Kampen Pennsylvania Tax Free Income Fund, and Invesco Van Kampen Small Cap Growth Fund, and are in agreement with the statements contained in paragraphs 3 and 4 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ ERNST & YOUNG LLP


































/s/ Ernst & Young LLP